SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of the report (Date of earliest event reported): May 4, 2005

CHURCH & DWIGHT CO., INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10585	13-4996950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

469 North Harrison Street, Princeton, New Jersey	08543
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 683-5900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

On May 4, 2005, the Compensation & Organization Committee of the Board of Directors (the “Committee”) of Church & Dwight Co., Inc. (the “Company”) approved the criteria on which annual incentive compensation may be paid to executive officers for 2005.

Incentive compensation will be paid as a percentage of base salary and can range from a minimum of zero to a maximum of 200% of such executive officer’s target amount. The target amount of incentive compensation for the Chief Executive Officer equals 100% of base salary. For each executive officer other than the Chief Executive Officer, the target amount of incentive compensation ranges from 45% to 55% of the executive officer’s base salary, depending upon the executive’s position.

The factors on which incentive compensation will be based depend on whether the executive is principally responsible for the performance of a division. The Committee determined that for an executive officer who is not principally responsible for the performance of a division, 80% of incentive compensation will be based on corporate performance and the remaining 20% will be based on individual performance. For an executive officer principally responsible for the performance of a division, 40% of incentive compensation will be based on corporate performance, 40% will be based on division performance and the remaining 20% will be based on individual performance.

The corporate performance portion of the incentive bonuses will be based on the achievement of targets for consolidated net sales (40% of the target amount), operating margin (40% of the target amount) and net debt (20% of the target amount). The Committee has also established minimum achievement levels for each metric, below which no award will be paid, and maximum achievement levels, at or above which bonuses equal to two times the target award will be paid.

For each executive officer principally responsible for the performance of a division, the division performance portion of incentive compensation is based on the achievement of net sales and operating margin targets by the executive’s division. The weighting for each division metric is 50%. As is the case with the corporate performance metrics, each division metric has a minimum level below which no incentive compensation will be paid and a maximum level at or above which incentive compensation equal to two times the target amount will be paid. Because net debt is not included in the divisional performance metrics, an adjustment will be made to the divisional metrics to parallel the positive or negative effect of the net debt metric on the corporate performance portion of the incentive bonus.

Individual performance is determined based upon an executive officer’s individual performance in connection with articulated goals. These goals address, among other things, new product and business building initiatives; resolution of underperforming businesses and certain business related problems; cost control; organizational and infrastructure development and improvement; international expansion; acquisitions; and debt reduction. The attainment of such personal objectives will be determined by the Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCH & DWIGHT CO., INC.

Date: May 10, 2005	By:	/s/ JAMES R. CRAIGIE
	Name:	James R. Craigie
	Title:	President and Chief Executive Officer